Exhibit 99.1
EXECUTION VERSION
VOTING AGREEMENT
     This Voting Agreement (“Agreement”) is made and entered into as of June 18, 2008, by and between TIBCO Software Inc., a Delaware corporation (“TIBCO”), and the undersigned stockholder (“Stockholder”) of Insightful Corporation, a Delaware corporation (“Insightful”).
RECITALS
     A. TIBCO, Mineral Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of TIBCO (“Sub”), and Insightful have entered into an Agreement and Plan of Merger dated as of June 18, 2008 (the “Merger Agreement”), which provides for the merger of Sub with and into Insightful (the “Merger”), with Insightful being the surviving corporation. Pursuant to the Merger, all outstanding capital stock of Insightful shall be converted into the right to receive cash as provided in the Merger Agreement.
     B. Stockholder is the holder of record and the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding capital stock of Insightful, and such number of shares of capital stock of Insightful issuable upon the exercise of outstanding options and warrants, as is indicated on the signature page of this Agreement.
     C. In consideration of the execution of the Merger Agreement by TIBCO, Stockholder (in his or her capacity as such) has agreed to vote the Shares (as defined below) and such other shares of capital stock of Insightful over which Stockholder has voting power, so as to facilitate consummation of the transactions contemplated by the Merger Agreement.
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:
     1. Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
     1.1 “Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement or (iii) the date of the written agreement of the parties hereto to terminate this Agreement.
     1.2 “Person” shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.
     1.3 “Securities” shall mean: (i) all securities which Stockholder directly or indirectly has the power to vote or direct the voting of and shares of Insightful Common Stock (“Current Shares”) and all options, warrants, other securities and other rights to acquire shares of Insightful Common Stock (“Current Derivatives”), if any, Owned by Stockholder as of the date of this Agreement, and (ii) all additional securities which Stockholder directly or indirectly has the power to vote or direct the voting of and shares of Insightful Common Stock (“After-Acquired Shares” and, together with the Current Shares, the “Shares”) and all additional options, warrants, other securities and other rights to acquire shares of Insightful Common Stock (“After-Acquired Derivatives” and, together with the Current Derivatives, the “Derivatives”) of which Stockholder acquires Ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date. Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a Security if Stockholder: (i) is the record owner of such Security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such Security.
     1.4 “Transfer”. A Person shall be deemed to have effected a “Transfer” of a Security if such Person directly or indirectly (i) sells, tenders, pledges, encumbers, hypothecates, grants an option with respect to, transfers, assigns or otherwise disposes of such Security or any interest therein, or (ii) enters into an agreement, arrangement, understanding or commitment, whether or not in writing, to effect any of the foregoing, or (iii) reduces such Person’s Ownership of such Security.
     2. Transfer of Shares.
     2.1 Restriction on Transfer of Securities. Subject to Section 2.2, Stockholder shall not, during the term of this Agreement, directly or indirectly: (i) cause or permit any Transfer of any or all of the Securities or any interest therein; (ii) grant any proxies or powers of attorney with respect to any Securities not Transferred or deposit any Securities not Transferred into a voting trust or enter into a voting agreement with respect to any Securities not Transferred, or (iii) take any action (other than any action of Stockholder in the exercise of Stockholder’s fiduciary duties to Company, to the extent any such duties shall exist) that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of impairing Stockholder from performing any of Stockholder’s obligations under this Agreement (it being understood that nothing contained in this Agreement shall be deemed to restrict the ability of Stockholder to exercise (but not Transfer) any Derivatives held by Stockholder prior to the Expiration Date). Stockholder further agrees with and covenants to TIBCO that Stockholder shall not request that Insightful register the Transfer of any certificate or uncertificated interest representing any of the Securities, unless such Transfer is made in compliance with this Agreement. Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, Insightful may issue appropriate “stop transfer” instructions to its transfer agent.
     2.2 Permitted Transfers. Section 2.1 shall not prohibit (i) a Transfer of Securities expressly contemplated by the Merger Agreement, (ii) a Transfer of Securities by Stockholder to any member of Stockholder’s immediate family or to a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder’s immediate family or upon the death of Stockholder, (iii) a Transfer in connection with or for the purpose of personal tax-planning, (iv) a Transfer or other disposition of Shares to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended or (v) a Transfer of Shares pursuant to a court order or as otherwise required by law, provided that a Transfer referred to in clauses (ii), (iii) or (iv) shall be permitted only if, as a precondition to such Transfer, the transferee of such Securities agrees to be bound by the terms and conditions of this Agreement.
     3. Agreement to Vote Shares. The Stockholder hereby revokes any and all previous proxies granted by such stockholder with respect to such Shares. Until the Expiration Date, at every meeting of stockholders of Insightful called with respect to any of the following, and at every adjournment or postponement thereof, Stockholder shall vote, to the extent not voted by the Person(s) appointed under the Proxy (as defined in Section 4 hereof), the Shares Owned by Stockholder:
     3.1 in favor of (i) the adoption of the Merger Agreement, and (ii) the Proxy and any action required in furtherance thereof;
     3.2 against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; and
     3.3 against any other action that is intended, or could reasonably be expected to, impede, interfere with, expect to frustrate, delay, postpone, or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, including without limitation any Acquisition Proposal (as defined in the Merger Agreement) or any agreement or transaction providing for a transaction contemplated by any Acquisition Proposal; provided, that, TIBCO shall use commercially reasonable efforts to give the Stockholder written notice no fewer than three (3) business days prior to the meeting of stockholders of Insightful at which such matters are to be considered, that it is TIBCO’s viewpoint that a vote in favor of such matter would constitute a breach of this Section 3.3.
     In all other matters, the Shares shall be voted by and in a manner determined by Stockholder in Stockholder’s sole discretion. Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.
     4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to TIBCO a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by applicable law, with respect to the Shares.

     5. Representations, Warranties and Covenants of Stockholder.
     5.1 Stockholder hereby represents and warrants to TIBCO that, as of the date hereof and at all times until the Expiration Date, (i) Stockholder is and will be the beneficial owner of the Current Shares and Current Derivatives set forth on the signature page of this Agreement (unless otherwise Transferred in accordance with this Agreement, including, but not limited to pursuant to a Permitted Transfer), with full power to vote or direct the voting of the Shares; (ii) the Securities are and will be, unless otherwise Transferred in accordance with this Agreement, including, but not limited to pursuant to a Permitted Transfer, free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature (other than pursuant to the terms of restricted stock agreements as in effect on the date hereof and except for applicable restrictions on transfer under applicable securities laws or under this Agreement and except for applicable community property laws); (iii) Stockholder does not Own any Securities of Insightful other than the Current Shares and Current Derivatives set forth on the signature page of this Agreement; (iv) with respect to the Shares, Stockholder has and will have full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy (unless such Shares are otherwise Transferred in accordance with this Agreement) and to perform Stockholder’s obligations hereunder and thereunder; (v) the execution, delivery and performance of this Agreement by Stockholder will not violate any agreement or court order to which the Securities are subject, including, without limitation, any voting agreement or voting trust; and (vi) this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and the relief of debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.
     5.2 Stockholder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, or (ii) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other Insightful voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the board of directors of Insightful, breaches any fiduciary duty of the board of directors of Insightful or any member thereof; provided, that Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against Stockholder that relates solely to Stockholder’s capacity as a director or officer of Insightful.
     6. Additional Documents. Stockholder and TIBCO hereby covenant and agree, from the date hereof to the Expiration Date, to execute and deliver any additional documents reasonably necessary or desirable, in the reasonable opinion of TIBCO upon advice of its counsel, to carry out the purpose and intent of this Agreement.
     7. Legending of Shares. If so requested by TIBCO, Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.
     8. Termination. This Agreement shall terminate automatically and be of no further force or effect as of the Expiration Date.
     9. Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as an owner of his, her or its respective Shares, and nothing herein shall affect, limit, prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of Insightful, to the extent permitted by the Merger Agreement.
     10. Miscellaneous.
     10.1 Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.
     10.2 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this

Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
     10.3 Binding Effect; Assignment. Except as provided or required herein, neither party may assign or delegate, in whole or in part, by operation of law or otherwise, either this Agreement or any of the rights, interests, or obligations hereunder without the prior written approval of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     10.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto. A copy of such written agreement shall be provided to Insightful promptly following execution thereof.
     10.5 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.
     10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located within Newcastle County in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.8 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.
     10.7 Entire Agreement. This Agreement and the Proxy and the other agreements referred to in this Agreement set forth the entire agreement and understanding of TIBCO and Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between TIBCO and Stockholder, both oral and written, with respect to the subject matter hereof and thereof.
     10.8 Notices. All notices and other communications pursuant to this Agreement shall be deemed given or made as follows (i) on the date of delivery, delivered personally or by commercial delivery service, or

(ii) on the date of confirmation of receipt, if sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

     (a) if to TIBCO, to:
TIBCO Software Inc.
3303 Hillview Avenue
Palo Alto, CA 94304
Attention:           General Counsel
Facsimile:          (650) 846-1202
with a copy to:
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Attention:          Larry W. Sonsini, Esq.
                           Katharine A. Martin, Esq.
Facsimile: (650) 493-6811
Wilson Sonsini Goodrich & Rosati
Professional Corporation
1301 Avenue of the Americas, 40th Floor
New York, NY 10017-6022
Attention:          Selim Day, Esq.
Facsimile:          (212) 999-5899
     (b) if to Stockholder, to the address for notice set forth on the last page hereof, with a copy to:
Fenwick & West LLP
1191 Second Avenue
Suite 1610
Seattle, WA 98101
Attention:          Alan C. Smith
Facsimile:          (206) 389-4511
or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.
     10.9 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signatures will be deemed to have the same effect as if the original signature had been delivered to the other party.
     10.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.
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     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

TIBCO SOFTWARE INC.

By:

Name:

Title:

[SIGNATURE PAGE TO VOTING AGREEMENT]

STOCKHOLDER:

(Print Stockholder Name)

By:

(Signature)

Name:

(Print Name)

Title:

Telephone

Facsimile No.

Shares Owned:

shares of Insightful Common Stock

shares of Insightful Common Stock issuable upon the exercise of outstanding options, warrants, other securities or other rights

Address:

[SIGNATURE PAGE TO VOTING AGREEMENT]

EXHIBIT A
IRREVOCABLE PROXY
     The undersigned stockholder of Insightful Corporation, a Delaware corporation (“Insightful”), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of TIBCO Software Inc., a Delaware corporation (“TIBCO”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all securities which Stockholder directly or indirectly has the power to vote or direct the voting of and all of the shares of capital stock of Insightful that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Insightful issued or issuable in respect thereof commencing with the execution and delivery of this Proxy until the Expiration Date (as defined below) (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Insightful as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).
     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between TIBCO and the undersigned stockholder (the “Voting Agreement”), and is granted in consideration of TIBCO entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among TIBCO, Mineral Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of TIBCO (“Sub”) and Insightful, which provides for the merger of Sub with and into Insightful (the “Merger”), with Insightful being the surviving corporation. This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date. As used herein, the term “Expiration Date” shall have the same meaning ascribed to it in the Voting Agreement.
     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of Insightful and in every written consent in lieu of such meeting: (i) in favor of (A) the adoption of the Merger Agreement and (B) the Proxy and any action required in furtherance thereof; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; and (iii) against any other action that is intended, or could reasonably be expected to, impede, interfere with, expect to frustrate, delay, postpone, or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, including without limitation any Acquisition Proposal (as defined in the Merger Agreement) or any agreement or transaction providing for a transaction contemplated by any Acquisition Proposal; provided, that, TIBCO shall use commercially reasonable efforts to give the Stockholder written notice no fewer than three (3) business days prior to the meeting of stockholders of Insightful at which such matters are to be considered, that it is TIBCO’s viewpoint that a vote in favor of such matter would constitute a breach of this Proxy.
     The attorneys and proxies named above may not exercise this Proxy to vote, consent or act on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.
     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.
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Dated: June                     , 2008
Signature of Stockholder:
Print Name of Stockholder:
Shares beneficially owned:
                     shares of Insightful Common Stock
                     shares of Insightful Common Stock issuable upon the exercise of outstanding options, warrants, other securities or other rights
[SIGNATURE PAGE TO IRREVOCABLE PROXY]